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Form 10-K
Exhibit 22.1


                         DSC COMMUNICATIONS CORPORATION



                     Subsidiaries                              Incorporated In
                     ------------                              ---------------

     DSC Communications (Asia/Pacific) Pte Ltd                    Singapore
     DSC Communications Canada Inc.                                Canada
     DSC Finance Corporation                                      Delaware
     DSC Korea, Inc.                                              Delaware
     DSC International Corporation                                Delaware
     DSC Marketing Services, Inc.                                 Delaware
     DSC Technologies Corporation                                 Delaware
     DSC Taiwan, Inc.                                             Delaware
     DSC Communications Limited*                               United Kingdom
     DSC of Puerto Rico, Inc.                                     Delaware
     DSC of the Virgin Islands, Inc.                           Virgin Islands
     DSC Communications (Australia) Pty. Ltd.                     Australia
     DSC Communications (Japan), Inc.**                             Japan
     Granger Associates, Inc.                                     Delaware

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 *Subsidiary: DSC Local Networks (Europe) Ltd.                 United Kingdom

**Jointly-owned Japanese subsidiary of DSC Communications Corporation and Mitsubishi Corporation.